SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Company   [X]
Filed by a Party other than the Company [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 14a-12

                                 DECORIZE, INC.
                  --------------------------------------------
                  (Name of Company as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)      Title of each class of securities to which transaction applies:
               _________________________________________________________________
      (2)      Aggregate number of securities to which transaction applies:
               _________________________________________________________________
      (3)      Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               _________________________________________________________________
      (4)      Proposed maximum aggregate value of transactions:
               _________________________________________________________________
      (5)      Total fee paid:
               _________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)      Amount Previously Paid:__________________________________________
      (2)      Form, Schedule or Registration Statement No.:____________________
      (3)      Filing Party:____________________________________________________
      (4)      Date Filed:______________________________________________________

                                 DECORIZE, INC.
                                 1938 E. Phelps
                              Springfield, MO 65802

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held Monday, November 25, 2002

To our Stockholders:

         PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the Annual Meeting) of Decorize, Inc. (the Company) will be held at the Company's offices at 1938 E. Phelps, Springfield, Missouri 65802, at 10:00 a.m., local time, on Monday November 25, 2002, for the following purposes:

         1. To elect six directors to hold office until the next Annual Meeting of the Company when their respective successors are elected and qualified, or upon their earlier retirement, resignation or removal; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on October 28, 2002, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

         A Proxy Statement that describes the foregoing proposal and a form of proxy accompany this notice.

                                             By Order of the Board of Directors


                                             Gaylen Ball
                                             Secretary

Springfield, Missouri
November 5, 2002


WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE. ANY STOCKHOLDER GRANTING A PROXY MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

                                 DECORIZE, INC.
                                 1938 E . Phelps
                           Springfield, Missouri 65802

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            Monday, November 25, 2002

         This Proxy Statement is furnished to stockholders of Decorize, Inc. (the Company) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Monday, November 25, 2002, at the Company's executive offices, and at all adjournments or postponements thereof. At the Annual Meeting, stockholders will be asked to consider the matters set forth in the attached Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

         Proxies in the form enclosed with this Proxy Statement will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the Annual Meeting and not revoked. Proxies may be revoked at any time before they are voted by giving written notice to the Secretary of the Company.

         This Proxy Statement and the enclosed form of proxy were first mailed to stockholders of the Company on or about November 5, 2002.

                                QUORUM AND VOTING

         Record Date. The record date for the Annual Meeting (Record Date) is October 28, 2002. Only holders of record of the Company's common stock, $.001 par value per share (Common Stock), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

         Voting Stock. The only class of stock entitled to be voted at the meeting is Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 10,432,774 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

         Quorum. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

         Voting by Street Name Holders. If a stockholder owns shares in street name by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to discretionary items but will not be permitted to vote the shares with respect to non-discretionary items (in which case, the shares will be treated as broker non-votes).

         Required Vote. To be elected as a director, each nominee needs the affirmative vote of the holders of record of a plurality of the votes duly cast at the Annual Meeting (i.e., the six nominees receiving the greatest number of votes will be elected). Any shares voted as abstentions and broker non-votes on any matter (or a withheld authority vote as to directors) are counted as present and entitled to vote for the purposes of determining a quorum, but are not deemed to have been voted in favor of such matter. The effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for the purpose of calculating the vote with respect to such matter. Abstentions and broker non-votes are not counted for purposes of the election of directors. An abstention is counted as a vote against these proposals.

         Default Voting. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and returns the accompanying form of proxy, but does not indicate any voting instructions, such stockholder's shares will be voted as follows:

         (i) FOR the election of each nominee listed under Proposal I as directors of the Company;

         (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

         If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies in their discretion. The Board of Directors does not currently know of any such other matter or business.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS


Number of Directors

         The Bylaws of the Company provide that the number of directors may be determined from time to time by the Board of Directors. The current number of members of the Board of Directors is six. In the event any director nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors. Management knows of no reason why any director nominee would be unable to serve.

Nominees

         At the Annual Meeting, the holders of Common Stock as of the Record Date will consider the nominees and elect all six members of the Company's Board of Directors. The Board of Directors has nominated Jon T. Baker, James K. Parsons, Kevin Bohren, Fabian Garcia, Timothy M. Dorgan, and J. Michael Sandel for reelection as directors of the Company. The nominees are currently serving as directors of the Company, and if they are reelected, the nominees will continue to serve until their terms expire upon the election and qualification of their successors, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each of the nominees has indicated their willingness to serve the full term. Information with respect to each of the nominees is provided below.

The Board of Directors recommends that you vote FOR the election of each of the following nominees as directors of the Company.

JON T. BAKER. Mr. Baker was elected a director and Chairman of the Board of the Company on June 29, 2001, and appointed President and Chief Executive Officer on the same day. Mr. Baker co-founded Decorate, Inc. (f/k/a Decorize.com) in March 2000. From July 1997 to May 2000, Mr. Baker served as Managing Partner of GuildMaster, Inc., a home furnishings manufacturer located in Missouri, now a wholly owned subsidiary of the Company, and for which Mr. Baker serves as Vice President and Treasurer. From October 1992 to June 2000, Mr. Baker owned and operated Baker McCormick Group, Inc., a national leadership consulting and training company with clients ranging from Sprint to Anheuser Busch, Inc. Previously, Mr. Baker served as President and Chief Operating Officer of Noble Communications, a marketing communications company. He also served as Division Chairman for Earle, Palmer, Brown, a marketing services firm. Mr. Baker began his career in marketing with Procter & Gamble. He has been responsible for building brands for Stouffers, B.F. Goodrich, Tyson Foods, and Ralston Purina. Mr. Baker graduated from Kent State University with a degree in Advertising.

JAMES K. PARSONS. Mr. Parsons was elected a director and appointed Executive Vice President of the Company on June 29, 2001. Mr. Parsons co-founded Decorate, Inc. (f/k/a Decorize.com). From 1983 to the present, Mr. Parsons has served as President of GuildMaster, Inc., a home furnishings manufacturer in Missouri which he founded and co-owned, and which is now a wholly-owned subsidiary of the Company. GuildMaster, Inc. has been recognized as a design leader in the industry and has created such successful brands as the Arnold Palmer Home Collection, Tin Revival and America Country West. Previously, Mr. Parsons founded and owned a collection of home furnishings-related businesses in Springfield, Missouri and a design studio in Kansas City, Missouri. Mr. Parsons graduated from Evangel University with a Bachelor of Science degree.

TIMOTHY M. DORGAN. Mr. Dorgan was elected a director of the Company on June 29, 2001. Since May 2000, Mr. Dorgan has served as President of TMD Consulting, a firm specializing in e-commerce and nurturing emerging, new economy businesses. From May 1999 to May 2000, Mr. Dorgan served as Senior Vice President e-commerce of Follett Higher Education Group, a privately-held company whose core business is the management of 630 college bookstores. From January 1995 to May 1999,

Mr. Dorgan served as Executive Vice President Product Management and Marketing of Peapod, Inc., an online grocery shopping and delivery service company. Mr. Dorgan also served as President of Ketchum Advertising - Chicago, a worldwide marketing services firm, and President of Noble & Associates - Chicago, an integrated marketing service company that focused on the food category. Mr. Dorgan earned a BS degree from the University of Illinois.

FABIAN GARCIA. Mr. Garcia was elected a director of the Company on June 29, 2001. From April 2002 to the present, Mr. Garcia has served as Sr. Vice President International for The Timberland Co., where he is charged with growing Timberland's international brand. From August 1996 to December 2001, Mr. Garcia has served as President of Chanel Asia Pacific, managing the most important sources of income for the high-end French brand. Mr. Garcia has managed the total Chanel business in Asia Pacific, including high end fashion, fine jewelry and watches, fragrances and cosmetics. From January 1994 to May 1996, Mr. Garcia served as Vice President and General Manager of Max Factor-Japan. From 1989 to 1994, he served as Managing Director for Procter & Gamble in Venezuela. Mr. Garcia completed his Chemical Engineering studies in Venezuela.

KEVIN BOHREN. Mr. Bohren was elected a director of the Company on June 29, 2001. Since December 2000, Mr. Bohren has served as Vice President, Business Development and Communications with RLX Technologies. From January 1997 to October 1998, Mr. Bohren served as President and Chief Executive Officer of Traveling Software Company. Mr. Bohren worked with Compaq Computer Corp. for 14 years until January 1997, serving in various capacities including Vice President and General Manager of the Commercial Desktop Division, Vice President for Consumer Product Marketing, and Vice President for Systems Marketing. While there, he successfully launched the Presario(TM), Compaq's first consumer desktop brand. Since 1996, Mr. Bohren has served as President and Chief Executive Officer of LapLink.com, a remote communications software company. He serves on the Board of Directors for ReplyTV, a digital video recorder and service; the Tomorrow Factory, a start-up e-commerce infrastructure company; and Amerson Music Ministries. Mr. Bohren earned a BA degree from the University of Minnesota.

J. MICHAEL SANDEL. Mr. Sandel was appointed as Vice President and a director of the Company as of July 31, 2001 in conjunction with the Company's acquisition of Faith Walk Designs, Inc., of which he was a co-owner. Mr. Sandel and his wife, Kitty Sandel, founded Faith Walk Designs in 1985 to focus on upscale hand-painted furniture. In 1997, the Sandels opened a retail outlet related to Faith Walk Designs under the name Odds & Ends, L.P., the assets of which were contributed to Faith Walk in July 2001. Mr. Sandel studied for two years at the University of Houston working toward an arts degree. Subsequently, as an artist and designer, he opened and operated a retail store focused on the floral category of furnishings which was owned by the Sandels for approximately five years and operated under the name of Golden Mushroom.

         None of the nominees have any family relationship with each other or any officer or director of the Company. None of the nominees hold directorships in other reporting companies. None of the nominees are being proposed for election pursuant to any arrangement of understanding between such nominees and any other person, except only the directors and executive officers of the Company acting solely as such.

Board of Directors; Committees

         The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company. The Board of Directors meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board of Directors will hold its annual meeting on December 6, 2002. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings.

         The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members and the number of meetings held by them during the last fiscal year are described below.

         Audit Committee

         In fiscal year 2001-2, Fabian Garcia, Kevin Bohren and Timothy M. Dorgan were members of the Audit Committee. The members of the Audit Committee did not meet during the last fiscal year; however, the members met after the end of the last fiscal year, at which time the members reviewed the Company's financial statements for the fourth quarter and the fiscal year, discussed audit procedures and the performance of audit functions with the independent public accountants, reviewed audit issues, set a review meeting with the independent public accountants, and discussed the duties and responsibilities of the Audit Committee. The Board of Directors adopted a charter for the Audit Committee on January 7, 2002, which is attached as an appendix to this Proxy Statement. The functions of the Audit Committee include the following:

         o recommending annually to the Board of Directors the appointment of the independent public accountants of the Company;
         o reviewing the scope of the prospective annual audit and reviewing the results thereof with the independent public accountants;
         o determining the independence of the independent public accountants;
         o        making inquiries with respect to the appropriateness of
                  accounting principles followed by the Company;
         o        receiving and reviewing reports from Company management
                  relating to the Company's financial reporting process, the adequacy of the Company's system of internal controls, and legal and regulatory matters that may have a material impact on the Company's financial statements and compliance policies.

         The Securities and Exchange Commission (the "Commission") requires that we disclose whether the members of our Audit Committee are considered "independent" according to the listing standards of the AMEX. Pursuant to
Section 121(A) of the AMEX listing requirements, the following persons are not considered "independent":

         o a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;
         o a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;
         o a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer (immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home);
         o a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or
         o a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

         During fiscal year 2001-2, all of the members of the Audit Committee were considered to be "independent" within the meaning of Section 121(A) of the AMEX's listing standards. The Company's Audit Committee for fiscal year 2001-2 has reviewed and discussed the audited financial statements for that year with management. The Audit Committee discussed with management the matters set forth in SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which include, among other things:

         o        methods used to account for significant unusual transactions;
         o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
         o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

         o disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

Compensation Committee

         The Compensation Committee was formed in May, 2002. For fiscal year 2001-2, the Compensation Committee consisted of Timothy M. Dorgan, Fabian Garcia and Kevin Bohren. The functions of the Compensation Committee include the following:

         o reviewing and approving annual salaries and bonuses for all executive officers;
         o reviewing, approving and recommending to the Board of Directors, the terms and conditions of all employee benefits or changes thereto; and
         o managing and administering the Company's 1999 Stock Option Plan, as amended, for the benefit of certain officers, directors, employees and advisors of the Company.

         The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which the option was granted pursuant to the Plan. The Compensation Committee met three times in the last fiscal year, at which time the members discussed general corporate compensation, senior executives' compensation and incentive sales compensation. Prior to the formation of the Compensation Committee, its functions were performed by the Board of Directors as a whole.

Nominating Committee

         The Company does not have a nominating committee. The Board of Directors as a whole performs the functions customarily attributable to a nominating committee.

Attendance and Compensation

         The Board of Directors met six times during the 2001-2 fiscal year (including regularly scheduled and special meetings). No director attended fewer than 83% of the total number of meetings of the Board of Directors and its committees that he was required to attend.

         Employee directors are not specifically compensated for the performance of duties in that capacity or for attendance at meetings of the Board of Directors or committee meetings. Each non-employee director of the Company receives reimbursement of reasonable expenses for each meeting of the Board of Directors attended. In fiscal 2001-2, Directors who served as members of the Audit Committee and the Compensation Committee also received stock options for their services as committee members, as described in the chart below.

                             No. of Options
           Name                  Granted         Exercise Price        Date of Grant            Expiration Date
           ----                  -------         --------------        -------------            ---------------
Timothy M. Dorgan                10,000               $2.60               11/21/01                6/29/04 (1)
Fabian Garcia                    10,000               $2.60               11/21/01                6/29/04 (1)
                                 20,000               $3.95               5/01/02                 4/30/05 (2)
Kevin Bohren                     10,000               $2.60               11/21/02                6/29/04 (1)
----------------------

(1) Options granted on 11/21/01 vested on 6/30/02.
(2) Options granted on 5/01/02 vested immediately upon grant.

Management

         The executive officers and directors of the Company are as follows:


Name                  Age   Position
----                  ---   --------
Jon T. Baker          50    Chairman of the Board, President and CEO
James K. Parsons      53    Director and Executive Vice President
Timothy M. Dorgan     50    Director
Fabain Garcia         42    Director
Kevin Bohren          44    Director
J. Michael Sandel     51    Director and Vice President
Alex Budzinsky        59    Executive Vice President and Chief Financial Officer
Brent Olson           33    Vice President - Finance and Treasurer
Gaylen Ball           50    Secretary and Director of Human Resources

         Information with respect to our executive officers is provided below. Information on Jon T. Baker, James K. Parsons, and Michael J. Sandel, who are directors as well as executive officers of the Company, is provided beginning on page three of this Proxy Statement.

ALEX BUDZINSKY. Mr. Budzinsky was appointed Executive Vice President and Chief Financial Officer in January 2002. From September through December 2001, he taught Finance at the University of San Diego. From July 1998 to April 2001, he was Executive Vice President and Director of United America eHealth Technologies, Inc., a provider of healthcare information technology. From September 1996 to July 1998, Mr. Budzinsky served at various times as President, Chairman, CEO and Director of Archangel Diamond Corporation, a diamond exploration and mining company which discovered and was developing a major diamond deposit in Russia. Mr. Budzinsky participated as founder and senior manager in several other venture companies. He previously spent 20 years in corporate finance and investment banking with Citibank, Dean Witter, Merrill Lynch and others. Mr. Budzinsky received his MBA degree from the University of Chicago, a MA degree from Rutgers University and a BA degree from John Carroll University.

BRENT OLSON. Mr. Olson was appointed Vice President of Finance, Chief Financial Officer and Treasurer of the Company on June 29, 2001. From January 2001 to the present, Mr. Olson held similar positions with Decorate, Inc. (f/k/a Decorize.com). From June 1995 to January 2001, Mr. Olson worked for John Q. Hammons Hotels, Inc., an owner and operator of 53 hotel properties nationwide. While there he served as Auditor, Accountant and Corporate Accounting Manager. Mr. Olson earned a BS in Accounting from Southwest Missouri State University.

GAYEN BALL. Ms. Ball was appointed Corporate Secretary and Director of Human Resources of the Company on June 29, 2001 and has served as Office Manager of Decorate, Inc. (f/k/a Decorize.com) from its inception. From 1982 to March 2000, Ms. Ball worked for Noble Communications Co. serving as Data Processing Manager for the research division, Director of MIS, and Director of Human Resources.

Each of the Company's principal officers is elected by, and serves at, the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

Summary Compensation

         The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) the Company's Chief Executive Officer, (ii) three other executive officers and one employee who were the most highly compensated officers or employees of the Company for services rendered in all capacities during the fiscal years ended June 30, 2002, 2001 and 2000.

                                                  Annual                                  Long Term
                                               Compensation                             Compensation
          Name and             Fiscal                                 Other Annual           Options           Shares
     Principal Position         Year         Salary        Bonus      Compensation           Granted          Granted
     ------------------         ----         ------        -----      ------------           -------          -------
Jon T. Baker                   2002      $ 158,579 (1)   $  20,000     $   22,570 (2)          -0-               -0-
Chairman, President            2001      $ 133,879 (3)   $     -0-     $      -0-              -0-               -0-
CEO and Director               2000      $  83,769 (3)   $     -0-     $      -0-              -0-               -0-

James K. Parsons               2002      $  88,462 (4)   $     -0-     $      -0-              -0-               -0-
Executive Vice President       2001      $  75,000 (5)   $     -0-     $      -0-              -0-               -0-
And Director                   2000      $  37,500 (5)   $     -0-     $      -0-              -0-               -0-

J. Michael Sandel              2002      $ 107,800 (6)   $     -0-     $      -0-              -0-               -0-
Vice President and             2001      $ 122,304 (7)   $     -0-     $      -0-              -0-               -0-
Director                       2000      $ 127,400 (7)   $     -0-     $      -0-              -0-               -0-

J. Kent Martin (17)            2002      $ 100,000       $   1,384     $  100,783 (8)       30,000 (9)        26,625 (10)
Vice President - Sales         2001      $  72,367       $  10,000(11) $      -0-          106,509               -0-
and Marketing                  2000      $     -0-       $     -0-     $      -0- (12)         -0-

Shane Mathews (18)             2002      $  70,000       $     -0-     $   94,425 (13)      10,000 (14)          -0-
Key Account Manager            2001      $  46,231       $     -0-     $      -0-           39,941            14,520 (16)
                               2000      $     -0-       $     -0-     $      -0- (15)         -0-               -0-

(1) Includes $20,000 in deferred compensation earned by Mr. Baker in fiscal year 2001-2, to be paid in fiscal year 2002-3. Pursuant to his employment agreement with the Company, Mr. Baker's annual salary is $160,000.

(2) Includes (i) $20,000 in deferred compensation earned by Mr. Baker in fiscal year 2000-1, and paid in fiscal year 2001-2, and (ii) $2,570 in interest on the deferred compensation.

(3) Includes compensation paid by GuildMaster, Inc., which was acquired on June 18, 2001, from July 1, 1999 to March 5, 2001 and by Decorize, Inc. thereafter.

(4) Pursuant to his employment agreement with the Company, Mr. Parson's annual salary is $140,000. Mr. Parsons has opted to forgo the remaining salary owed to him under his employment agreement for fiscal year 2001-2.

(5) Represents compensation paid by GuildMaster, Inc., which was acquired on June 18, 2001.

(6) Pursuant to his employment agreement with the Company, Mr. Sandel's annual salary is $110,000. Mr. Sandel was employed by the Company 11 months in fiscal year 2001-2.

(7) Represents compensation paid by Faith Walk Designs, Inc. and Odd & Ends, L.P., which were acquired on July 31, 2001. (8) Represents sales commissions paid in fiscal year 2001-2.

(9)      Includes 30,000 stock options awarded on October 8, 2001.

(10)     Includes 26,625 shares awarded in February 2001.

(11)     Represents a signing bonus paid as of Mr. Martin's date of hire.

(12) Includes 106,509 stock options granted under the 1999 Stock Option Plan on June 29, 2001.

(13)     Represents sales commissions paid in fiscal year 2001-2.

(14)     Includes 10,000 stock options awarded on October 8, 2001.

(15) Includes 39,941 stock options granted under the 1999 Stock Option Plan on June 29, 2001.

(16)     Includes 14,520 shares awarded in February 2001.

(17) Mr. Martin's employment was terminated by the company effective as of October 25, 2002.

(18) Mr. Mathews is not an executive officer of the Company; however, he is included in the table as a highly compensated employee pursuant to Commission rules.

401(k) Plan

         Effective July 1, 2002, the Company adopted a 401(k) Profit Sharing Plan (the "401(k) Plan") that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is available to each Company employee who meets certain eligibility requirements. Employees may begin participation in the 401(k) Plan on the first day of every month any time after one month of employment. Participating employees may contribute a portion of their compensation, not exceeding a limit set annually by the Internal Revenue Service.

Stock Option Plan

         The following table sets forth certain information with respect to the options granted during the fiscal year ended June 30, 2002, to each employee listed in the Summary Compensation Table set forth above.

                                   Option Grants in Fiscal Year 2002

                                                     Percent of
                                                   Total Options      Exercise or
                                    Number of        Granted to      Base Price in
                                     Options        Employees in      Dollars per      Expiration
Name                               Granted (1)      Fiscal Year        Share (2)          Date
----                               -----------      ------------       ----------         ----
Jon T. Baker (3)                       -0-              n/a               n/a              n/a
James K. Parsons (3)                   -0-              n/a               n/a              n/a
J. Michael Sandel (3)                  -0-              n/a               n/a              n/a
J. Kent Martin (4)                    30,000            7.4%             $2.65          06/30/11
Shane Matthews                        10,000            2.5%             $2.65          06/30/11

(1) Options vest over a three (3) year period from date of grant at the rate of 33.3% per year.
(2)      Closing price of Common Stock at date of grant.
(3) The Company has not granted any stock options to Jon T. Baker, James K. Parsons or J. Michael Sandel.
(4)      Mr. Martin is no longer employed by the Company.

         The following table sets forth certain information with respect to the options owned by the employees named above during the year ended June 30, 2002:

                                                                                           Value of Unexercised In-the-
                               Shares                    Number of Unexercised Options            Money Options
                              Acquired       Value              at June 30, 2002               at June 30, 2002 (1)
Name                        on Exercise     Realized    Exercisable  Unexercisable        Exercisable     Unexercisable
----                        -----------     --------    -----------  -------------        -----------     -------------
Jon T. Baker (2)                -0-           n/a            n/a              n/a              n/a             n/a
James K. Parsons (2)            -0-           n/a            n/a              n/a              n/a             n/a
J. Michael Sandel (2)           -0-           n/a            n/a              n/a              n/a             n/a
J. Kent Martin (3)              -0-           n/a          116,509           20,000          $351,480         $ -0-
Shane Matthews                  -0-           n/a           43,274           6,667           $131,805         $ -0-

(1) Based upon the closing price of the Common Stock of the Company on June 30, 2002, which was $3.30 per share.
(2) The Company has not granted any stock options to Jon T. Baker, James K. Parsons or J. Michael Sandel.
(3)      Mr. Martin is no longer employed by the Company.

Employment Agreements

         We have employment contracts with three of our executive officers: Jon
T. Baker, James K. Parsons and J. Michael Sandel.

         Mr. Baker's employment contract, dated June 15, 2001, has a term of three years and a base annual salary of $160,000. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors. The agreement contains an equity compensation provision under which Mr. Baker can earn an equity compensation bonus at the second anniversary of the agreement based on the profitability of GuildMaster, Inc., as set forth in the table below. The contract also includes a two-year covenant-not-to-compete in the event Mr. Baker voluntarily terminates his employment with us.

         Mr. Parson's employment contract, dated June 15, 2001, has a term of three years and a base annual salary of $140,000. Bonuses, if any, are to paid at the sole discretion of our Board of Directors. The agreement contains an equity compensation provision under which Mr. Parsons can earn an equity compensation bonus at the second anniversary of the agreement based on the profitability of GuildMaster, Inc. as set forth in the table below. The contract also includes a two-year covenant-not-to-compete in the event Mr. Parsons voluntarily terminates his employment with us.

         The equity compensation bonus provisions of Mr. Baker and Mr. Parsons' employment contracts establish the market value of bonus shares of our common stock that are to be issued to each executive based on the cumulative pre-tax profits of GuildMaster, Inc. during the two-year period subsequent to June 15, 2001. The cumulative profit levels and the market value of the bonus shares are shown on the following table:

                             EQUITY BONUS PROVISION
                     BAKER AND PARSONS EMPLOYMENT CONTRACTS

Cumulative Pre-Tax Profits                         Market Value of Bonus Shares
of GuildMaster, Inc. (1)                           for Each Executive
---------------------------                        -----------------------------
Less than $700,000                                           $  -0-
$700,000 - $899,999                                          $100,000
$900,000 - $1,099,999                                        $150,000
$1,100,000 or more                                           $250,000

    (1) Cumulative pre-tax profits from the acquisition date of GuildMaster, Inc., which was June 18, 2001, through the Determination Date, which is June 15, 2003.

Mr. Sandel's employment contract, dated July 31, 2001, has a term of four years and a base annual salary of $110,000. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors. The agreement contains an equity compensation provision under which Mr. Sandel can earn an equity compensation bonus on the second anniversary of the agreement based on the profitability of Faith Walk Designs, Inc. as set forth in the table below. The contract also includes a two-year covenant not to compete in the event Mr. Sandel voluntarily terminates his employment with us.

                             EQUITY BONUS PROVISION
                           SANDEL EMPLOYMENT CONTRACT

Cumulative Pre-Tax Profits
of Faith Walk Designs, Inc. (1)                     Market Value of Bonus Shares
-------------------------------                     ----------------------------
Less than $400,000                                               $    -0-
$400,000 - $499,999                                              $  50,000
$500,000 - $699,999                                              $  85,000
$700,000 or more                                                 $ 125,000

    (1) Cumulative pre-tax profits from the acquisition date of Faith Walk Designs, Inc., which was July 31, 2001, through the Determination Date, which is June 31, 2003.

Compliance With Section 16(a) of The Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended June 30, 2002, except that Mr. Garcia had one late Form 5 filing with respect to stock options awarded by the Company.

Compensation Committee Interlocks And Insider Participation

         No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Certain Relationships And Related Transactions

         On July 14, 1999, Guidelocator.com, Inc. issued a $10,000 promissory note to Ruth E. Shepley, our sole officer and director at the time. The note carried an interest rate of 10%, was due on August 30, 2001, and required repayment upon a change of control of Guidelocator. This note was subsequently repaid.

         In July 1999, we issued Ruth E. Shepley 1,500,000 shares of our common stock for services rendered which were valued at $1,500. Ms. Shepley returned 1,150,000 of these shares to us pursuant to the June 29, 2001 Guidelocator acquisition of Decorate, Inc. Prior to June 29, 2001, our office was located in a building owned by Ms. Shepley. We did not pay rent for the office and did not enter into a lease for the office space.

         Our acquisition of GuildMaster, Inc. effective June 18, 2001, involved two of our executive officers, Jon T. Baker and James K. Parsons, and the wife of James K. Parsons, Ellen L. Parsons, who as a group, owned all of the issued and outstanding common stock of GuildMaster. Pursuant to this transaction, we issued stock to these three individuals and issued a $375,000 promissory note to Mr. Baker and a $925,000 promissory note to Mr. Parsons.

         Through a private offering of stock, we sold 876,000 shares of our common stock to twelve accredited investors for $700,000 on June 29, 2001. As of June 29, 2001, we had received $230,000 of the proceeds of this sale. The remaining $470,000 was received in July 2001 and is included in other receivables on our consolidated balance sheet as of June 30, 2001.

         A stockholder of the company owed us $39,537 as of June 30, 2001 for expenses which we paid related to the merger of Guidelocator.com, Inc. and Decorate, Inc. This amount was included in other receivables on our consolidated balance sheet as of June 30, 2001 and has subsequently been received from the stockholder.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Change in Independent Public Accountants

         On April 12, 2002, the Company dismissed its independent public accountants, Kirkpatrick, Phillips & Miller, CPA's, P.C. (the "Former Accountants"). The decision to change accountants was recommended and approved by the Company's Board of Directors on that same date.

         From July 31, 2001, the date of the Former Accountant's engagement, until April 12, 2002, there were no disagreements with the Former Accountants on any matter of accounting principle or practice, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. None of the Former Accountant's reports on the Company's financial statements for the period of their engagement with the Company contained an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

         The letter from the Former Accountants to the office of the Chief Accountant of the Commission, stating that they are in agreement with the above statements, is attached to the Company's Form 8-K/A filed with the Commission on May 28, 2002.

         Effective April 12, 2002, the Company engaged Ernst & Young LLP, as its independent public accountants. During the two (2) most recent fiscal years and the period of January 1, 2002 through April 12, 2002, neither the Company, nor anyone on behalf of the Company, consulted Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event; and such matters were not an important factor in reaching a decision to engage Ernst & Young LLP as the Company's independent public accountants.

         The Audit Committed is not currently recommending the appointment of Ernst & Young LLP as the Company's independent public accounts for the current fiscal year 2002-3. The Audit Committee intends to promptly complete its review of the audit services performed by Ernst & young LLP for fiscal year 2001-2, and thereafter make a recommendation to the Board as to the independent public accountants to be appointed for the current fiscal year.

Independence of Auditors

         The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

Audit Fees

         The aggregate fees billed by Ernst & Young LLP in connection with the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal year ended June 30, 2002, and the review of the Company's quarterly financial statements for the fourth fiscal quarter were $148,850. The Company's Former Accountants reviewed our quarterly financial statements for the first, second and third quarters of fiscal year 2001-2.

Financial Information System Design and Implementation Fees

         No fees were billed to the Company by Ernst & Young LLP for financial information system design and implementation fees.

All Other Fees

         The aggregate fees billed by Ernst & Young LLP for professional services rendered to the Company, other than the fees for services described above, for the fiscal year ended June 30, 2002 were $21,159. These services were primarily related to the Company's business model forecast and various reporting issues.

         The non-audit fees are within guidelines that have been established by the Audit Committee to ensure the independence of Ernst & Young LLP.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of June 30, 2002, by (i) all persons known by the Company to be the owner of record or beneficially of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth under the caption Executive Compensation, and (iv) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or their shares.

                                          Shares Beneficially        Percent of
    Name                                      Owned (1)               Shares(2)
    ----                                  -------------------        ----------
Jon T. Baker                                  2,380,041                21.68%
1938 E. Phelps
Springfield, MO 65802

James K. Parsons                              2,934,970                26.73%
1938 E. Phelps
Springfield, MO 85802

Kevin Bohren                                    331,908                 3.02%
P.O. Box 6632
Avon, CO 81620

Timothy M. Dorgan                                45,768                  .42%
350 May Avenue
Glen Ellyn, IL 60137

Fabian Garcia                                   223,070                 2.03%
702 South Road
Rye, NH 03870

J. Michael Sandel                               161,443                 1.47%
10825 Barley Lane, Suite D
Houston, TX 77070

J. Kent Martin (3)                              147,124                 1.34%
1938 E. Phelps
Springfield, MO 65802

Shane Mathews                                    57,794                 0.53%
1938 E. Phelps
Springfield, MO 65802

All Executive Officers and                    6,517,672                59.36%
    Directors as a Group (11 persons)(4)

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.
(2) Reflects the number of shares outstanding on June 30, 2002, and assumes the exercise of all stock options that are exercisable currently or within 60 days of June 30, 2002.
(3)  Mr. Martin is no longer employed by the Company.
(4) Includes all executive officers and directors of the Company, as a group, as of June 30, 2002. Includes shares beneficially owned by two former executive officers, David A. Orwick and J. Kent Martin, who are no longer employed by the Company.

               PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

         Any stockholder of record of the Company who desires to submit a proposal for inclusion in the proxy materials distributed by the Company relating to the next Annual Meeting of Stockholders, must do so in writing in accordance with the procedures set forth in Company's Bylaws. The notice must be received at the Company's principal executive offices by July 6, 2003 in order to be included in the Company's proxy materials.

         For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof, in writing, to the Secretary of the Company in accordance with the procedures set forth in the Company's Bylaws. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not less than 60, nor more than 180 days, prior to November 5, 2003.

         The notice must contain, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such proposal, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The proponent of any proposal submitted must be a record or beneficial owner entitled to vote at the next annual meeting on his or her proposal and must continue to own the security entitling him or her to vote through the date on which the meeting is held.

                          ANNUAL REPORT ON FORM 10-KSB

         The Company's Annual Report on Form 10-KSB has been distributed to all record holders as of the record date. The Annual Report on Form 10-KSB is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

                                 OTHER BUSINESS

         Management of the Company is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy card shall vote on such matters in accordance with his best judgment.

                             ADDITIONAL INFORMATION

         In addition to the use of the mail, the Company may solicit proxies by personal interview, telephone or telegraph through its officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record by them, and will reimburse such persons for forwarding such material at the rates suggested by the American Stock Exchange. The Company will bear the cost of the solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement and the enclosed form of proxy on or about November 5, 2002.

                                  FORM OF PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF DECORIZE, INC.
                         TO BE HELD NOVEMBER 25, 2002.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of Decorize, Inc. (the Company) to be held on November 25, 2002, at 10:00 a.m., local time, at the Company's executive offices, 1938 E. Phelps, Springfield, Missouri 65802 and the Proxy Statement in connection therewith, and appoints Jon T. Baker and Alex Budzinsky, and each of them, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Decorize, Inc. held of record by the undersigned as of the close of business on October 28, 2002, at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

1.    ELECTION OF DIRECTORS.

      ___ FOR all nominees listed below (except as marked to the contrary below)

      ___ WITHHOLD authority to vote for all nominees listed below

      Jon T. Baker, James K. Parsons, Kevin Bohren, Fabian Garcia, Timothy M. Dorgan and J. Michael Sandel

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominees' names on the space provided below.)


------------------------------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

             FOR                AGAINST                ABSTAIN
            [   ]               [   ]                   [   ]

         It is understood that when properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED FOR THE NAMED PROPOSALS.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


         The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all that said Proxy and his substitutes may do by virtue hereof.

                                    Please sign exactly as name(s) appears
                                    below. When shares are held by joint
                                    tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    Dated: _____________________________, 2002


                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[ ] PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                     DECORIZE, INC. AUDIT COMMITTEE CHARTER


General

         The Audit Committee of the Board of Directors of Decorize, Inc. shall consist of at least three independent directors, Members of the Committee shall be considered independent if they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the Members of the Committee will be financially literate with at least one having accounting or related financial management expertise. Company management, internal and independent auditors and the Company's General Counsel may attend each meeting or portions thereof as required by the Committee. The Committee will have four meetings each year on a regular basis and will have special meetings if and when required.

Responsibilities

         The Audit Committee's role is one of oversight whereas the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

         1. Provide an open avenue of communications between the independent auditors and the Board of Directors, including private sessions with the independent auditors, as the Committee may deem appropriate.

         2. Receive and review reports from Company management relating to the Company's financial reporting process, published financial statements and/or major disclosures and the adequacy of the company's system of internal controls.

         3. Receive and review reports from Company management and General Counsel relating to legal and regulatory matters that may have a material impact on the Company's financial statements and Company compliance policies.

         4. Inquire of company management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

         5. Review the internal audit program in terms of scope of audits conducted or scheduled to be conducted.

         6. The Committee and Board shall be ultimately responsible for the selection, evaluation, and replacement of the independent auditors. The Committee will:

         o recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification, based upon an annual performance evaluation and a determination of the auditors' independence;

         o determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees;

         o discuss with the independent auditors if any disclosed relationship or service could impact the auditors' objectivity and independence; and

         o recommend that the Board take appropriate action in response to the auditors' statement to ensure the independence of the independent auditors.

         7. Meet with independent auditors and review their report to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The independent auditors are ultimately accountable to the Board and the Committee on all such matters.

         8. Receive and review reports from the independent auditors relating to plans for the audit of the Company's information technology procedures and controls.

         9. Review with the independent auditors the coordination of their respective audit activities.

         10. Prepare a Report, for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

         11. Review and reassess the adequacy of the Audit Committee's charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

         12. In the absence of a compensation, stock option or special committee comprised of a majority of independent directors, review and approve any transaction of the Company in which a director or officer of the Company has a material interest.

         13. The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.





Quorum

         For the transaction of business at any meeting of the Audit Committee, two members shall constitute a quorum.

                              Approved as revised:
                      Board of Directors of Decorize, Inc.
                                 January 7, 2002